Exhibit 99.3

GUARDIAN 8 HOLDINGS
GOVERNANCE, COMPENSATION AND NOMINATING COMMITTEE CHARTER
(Effective April 1, 2012)

ROLE

The role of the Governance, Compensation and Nominating Committee (the “Committee”) of Guardian 8 Holdings (“Guardian 8”) is to assist the Board of Directors (the “Board”) of Guardian 8 by:

1.	Recommending to the Board corporate governance guidelines applicable to Guardian 8;

2.	Identifying, reviewing, and evaluating individuals qualified to become members of the Board;

3.	Setting the compensation of the Chief Executive Officer and performing other compensation oversight;

4.      Reviewing and recommending the nomination of Board members; and

5.      Assisting the Board with other related tasks, as assigned from time to time.

MEMBERSHIP

1.
The Committee shall consist of at least two directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment.

2.	Committee members shall be generally acquainted with corporate governance and compensation issues and have experience in one or more of the areas of the Committee’s responsibilities.

3.
The members of the Committee, including the chairperson of the Committee, shall be appointed annually by the Board. Members may be replaced by the Board at any time, but shall otherwise serve until their successor has been named.

OPERATIONS

1.	The Committee shall meet at least once a year in January or February at the call of the Chair. Additional meetings may occur as any member of the Committee requests or its Chair deems advisable.

2.
The Committee shall be governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

3.
The Committee is authorized and empowered to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Corporation, or (c) the laws of the State of Nevada.

AUTHORITY

1.	The Committee will have the resources and authority necessary to discharge its duties and responsibilities.

2.
Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of Guardian 8 and the Committee will take all necessary steps to preserve the privileged nature of those communications.

3.	The Committee shall have the authority to form and delegate responsibilities to subcommittees as appropriate.

4.	The Committee shall report to the Board at its meeting following the annual meeting of stockholders.

DUTIES AND RESPONSIBILITIES

The Governance, Compensation and Nominating Committee shall have the following duties and responsibilities, in addition to any others that may be assigned by the Board from time to time:

1.
Annually evaluate and report to the Board on the performance and effectiveness of the Board to assist the directors in fulfilling their responsibilities in a manner that serves the interests of Guardian 8’s shareholders;

2.	Assist in identifying, interviewing and recruiting candidates for the Board;

3.
Before recommending an incumbent, replacement, or additional director, review his or her qualifications, including capability, availability to serve, independence, conflicts of interest, and other relevant factors;

4.	Annually present to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of shareholders;

5.	Review and make recommendations about changes to the charter of the Governance, Compensation and Nominating Committee as required in the Committee’s opinion;

6.	Review and approve corporate goals and objectives relevant to the CEO’s compensation and evaluate the CEO’s performance relative to those goals and objectives and set the CEO’s compensation annually;

7.	Make recommendations annually to the Board with respect to the non-CEO compensation as the Committee deems appropriate;

8.	Produce a report concerning compensation in compliance with SEC requirements;

9.	Develop and recommend to the Board a set of corporate governance guidelines applicable to Guardian 8; and

10.	Review corporate governance guidelines at least annually and provide any appropriate recommendations to the Board.

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